Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-276217 and 333-276466 on Form S-1 and Registration Statement No. 333-271533 on Form S-8 of Interactive Strength, Inc. our report dated April 18, 2024, relating to the consolidated financial statements of CLMBR, Inc. and subsidiaries as of December 31, 2023 and 2022 and for each of the fiscal years ended appearing in this Amendment No. 1 to the Current Report on Form 8-K/A of Interactive Strength, Inc. dated April 18, 2024.

/s/ Weinberg & Company, P.A.

Los Angeles, California

April 18, 2024

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